Exhibit 3.2

                                     BY-LAWS

                                       OF

                       BENEFICIAL MORTGAGE SERVICES, INC.

                                    ARTICLE I

                                  Stockholders

                  SECTION 1. Annual Meetings. The annual meeting of the stockholders (the "Annual Meeting of Stockholders") of Beneficial Mortgage Services, Inc. (the "Corporation") for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held, in each year on such day, at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

                  SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, by the Chairman of the Board, by the President or by any number of stockholders owning an aggregate of not less than fifty percent (50%) of outstanding shares of capital stock entitled to vote. Special meetings shall be held on such day, at such time and such place either within or without the State of Delaware specified in the notice thereof.

                  SECTION 3. Notice of Meetings. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice to stockholders stating the place and time of the meeting, and in the case of a special meeting, the purpose or purposes of such meeting, shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or represented by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given except as provided in
Section 5 of this Article I.

                  SECTION 4. Quorum. Subject to the provisions of law or the Certificate of Incorporation in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the transaction of any business, shall be majority of all the shares issued and outstanding and entitled to vote at such meeting.

                  SECTION 5. Adjournment. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as otherwise provided by law, notice of such adjourned


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meeting need not be given  otherwise than by  announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

                  SECTION 6. Organization. The Chairman of the Board, or in his absence or nonelection, the President, or in the absence of both of the foregoing officers, a Vice President, shall call meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the President, or a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

                  SECTION 7. Voting.  Each stockholder of record,  as determined in accordance with Section 4 of Article V hereof, shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Unless otherwise provided by law or the Certificate of
Incorporation, no vote upon any matter before the meeting, including the election of directors need be by ballot; provided, however, upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting, shall be by ballot. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, all elections for directors shall be decided by plurality vote; and all other matters shall be decided by a majority of the votes cast thereon.

                  SECTION 8. Stockholders List. A complete list of the stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 9. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address to which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

                  SECTION 10. Judges of Voting. The Board of Directors may at any time appoint one or more persons to serve as Judges of Voting at the next succeeding Annual Meeting of Stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Judges of Voting. If the Board of Directors fails to appoint Judges of Voting, or if any Judges of Voting appointed be absent or refuse to act, or if his office becomes

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vacant and be not filled by the Board of Directors,  the Chairman of any meeting of the stockholders may appoint one or more temporary Judges of Voting for such meeting. All proxies shall be filed with the Judges of Voting of the meeting before being voted upon.

                  SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II

                               Board of Directors

                  SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

                  SECTION 2. Number, Qualification, Term of Office and Election. The number of Directors shall be such as the Board of Directors may from time to time by resolution direct. Directors need not be stockholders. The initial number of Directors shall be three (3), consisting of one class of Directors, until such time as the Board of Directors may by resolution direct that the Board of Directors be divided into three classes in accordance with this Section
2. At such time as the Board of Directors by resolution directs, the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the Annual Meeting of Stockholders next ensuing, the term of office of the second class to expire at the Annual Meeting of Stockholders one year thereafter, and the term of office of the third class to expire at the Annual Meeting of Stockholders two years thereafter. At the time of the initial classification, any vacancy on the Board of Directors caused by such increase in the number of Directors shall be filed in accordance with Section 11 of this Article II. At each annual election held after the initial classification and election, the Directors chosen to succeed those whose terms have expired shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class. Each Director shall hold office for the term for which he is appointed or elected and until his successor, if any, shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder.


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                  SECTION 3.  Quorum and Manner of Action.  Except as  otherwise provided by statute or by these By-laws, a majority of the number of the Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which adjournment is taken. The directors shall act only as a board and individual directors shall have no power as such.

                  SECTION 4. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice hereof.

                  SECTION 5. Regular Meetings. Commencing in 1997, a regular meeting of the Board of Directors shall be held as soon as practicable after each Annual Meeting of Stockholders, for the election of officers and the transaction of other business, and other regular meetings of said Board of Directors shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to such resolution.

                  SECTION 6. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Secretary on the request of the Chairman of the Board, the President or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address or usual place of business at least two days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, telephone or orally at least 24 hours before the meeting to each Director. Neither the business to be transacted at, nor the purpose of any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by law, the Certificate of Incorporation or these By-laws. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall be present at the meeting and participate in the business transacted thereat, except if a director attends for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the members shall be present thereat. Unless limited by law, by the Certificate of Incorporation, by these By-laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

                  SECTION 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board of Directors or committee.


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                  SECTION  8.  Organization.  At each  meeting  of the  Board of
Directors, the Chairman of the Board, or, in his absence or nonelection, the President, or, in the absence of both of the foregoing officers, a director chosen by a majority of the Directors shall act as chairman. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

                  SECTION 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect immediately unless a date certain specified therein for it to take effect, in which event it shall be effective upon such date, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

                  SECTION 10. Removal of Directors. Subject to the rights of any class or series of stock having a preference over the Common Stock of the Corporation to elect directors under specified circumstances, any Director may be removed from office, with or without cause, at any time, by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at a special meeting of the stockholders called for the purpose, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or filled by the Board of Directors in the manner provided in Section 11 of this Article II.

                  SECTION 11. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of Directors, or any other cause may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum, by a sole remaining Director or by the stockholders of the Corporation at the next Annual Meeting of Stockholders or any special meeting called for the purpose. Except as otherwise provided by the Certificate of Incorporation, each Director so elected shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new directorship was apportioned pursuant to Section 2 of this Article II and until his successor, if any, shall have been duly elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the manner herein provided. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. In case all the Directors shall die or resign or be removed or be disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which Directors may be elected for the unexpired term.

                  SECTION 12. Compensation of Directors. Directors, as such, shall receive such sum for their services and expenses as may be directed by resolution of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

                  SECTION 13. Committees. By resolution or resolutions passed by a majority of the whole Board of Directors at any meeting of the Board of Directors, the Directors may

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designate one or more committees,  including without limitation executive, audit and compensation committees, each committee to consist of two or more Directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, except that no such committee shall have any power or authority with respect to (i) amending the Certificate of Incorporation of the Corporation or these By-laws, (ii) approving or recommending to the stockholders of the Corporation any agreement or plan of merger or consolidation, any sale, lease or exchange of all or substantially all of the property and assets of the Corporation or the dissolution or liquidation of the Corporation (or the abandonment or revocation thereof) or (iii) the declaration of dividends and the authorization of the issuance of shares of capital stock of the Corporation. The Board of Directors may designate one or more Directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine.

                  SECTION 14. Participation in Meetings. Members of the Board of Directors or of any committee may participate in any meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.


                                   ARTICLE III

                                    Officers

                  SECTION 1. Executive Officers. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. In addition, the Board of Directors may elect a Chairman of the Board and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. Whenever any officer of the Corporation ceases to be an employee of the Corporation and of all corporations which control or are under common control with the Corporation, such officer shall thereupon also cease to be an officer of the Corporation without any further action on his part or on the part of the Board of Directors or the Chairman.

                  SECTION 2. Election, Term of Office and Qualification. So far as is practicable, the officers shall be elected annually by the Board of Directors at their first meeting after each Annual Meeting of Stockholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article III, shall hold office until his successor shall have been duly elected and shall have qualified in his stead, or until his death

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or until he shall have resigned or shall have become  disqualified or shall have been removed in the manner hereinafter provided. The Chairman of the Board shall be chosen from among the directors.

                  SECTION 3. Subordinate Officers. The Board of Directors or the President may from time to time appoint such other officers, including one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as provided in these By-laws or as the Board of Directors or the President may from time to time prescribe. The Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

                  SECTION 4. Removal. Any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

                  SECTION 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect immediately unless a date certain is specified therein for it to take effect, in which event it shall be effective upon such date, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

                  SECTION 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

                  SECTION 7. The Chairman of the Board. The Chairman of the Board, if one be elected, shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors and he shall perform such other duties and have such other powers as may from time to time be designated and assigned to him by the Board of Directors.

                  SECTION 8. The President. The President shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors. He shall at each annual meeting and from time to time report to the stockholders and to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice; may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors; shall have the power to sign and execute in the name of the Corporation all contracts, or other instruments authorized by the Board of Directors, and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these By-laws.


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                  SECTION 9. The Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors or by the President; and shall have the power to sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except where the Board of Directors or the By-laws shall expressly delegate or permit some other officer to do so. A Vice President may also sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation.

                  SECTION 10. The Secretary. The Secretary shall keep or cause to be kept the minutes of the meetings of the stockholders, of the Board of Directors and of any committee when so required; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to all documents on which it is required, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of the By-laws; shall keep or cause to be kept a register of the post office address of each stockholder; may sign with the President or Vice President certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

                  SECTION 11. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. An Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the President, the Secretary or the Board of Directors.

                  SECTION 12. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation, to any of the Directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the Annual Meeting of Stockholders; if called upon to do so, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; may sign with the President or Vice President certificates of stock of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

                  SECTION 13. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. An Assistant Treasurer shall perform such duties as from time to time may be assigned to him by the President, the Treasurer or the Board of Directors.


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                  SECTION 14.  Salaries.  The salaries of the officers  shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE IV

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

                  SECTION 1. Contracts, etc., How Executed. The Board of Directors, except as otherwise provided in these By-laws, may authorize any officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these By-laws, no agent or employee, other than an officer of the Corporation acting within the scope of his authority, shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

                  SECTION 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                  SECTION 3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit, the President, or a Vice President, or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Treasurer, or the Secretary or an Assistant Secretary may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                  SECTION 4. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate or general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

                  SECTION 5. Proxies. Except as otherwise provided in these By-laws or in the Certificate of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name of and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise of any other corporation any of whose stock or other securities may be held by the Corporation at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed

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in the name of and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                    ARTICLE V

                           Stock and Transfer of Stock

                  SECTION 1. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with law, as shall be approved by the Board of Directors. They shall be numbered in order of their issue, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. The signatures of any of such officers and the seal of the Corporation upon such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

                  SECTION 2. Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in , such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  SECTION 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, or failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder of stock a new certificate or certificates of stock upon compliance with such rules, regulations and/or procedures as may have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such other certificate or certificates of stock.

                  SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and such stockholders and only such stockholders as shall be entitled to such notice of, and to vote at, such

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meeting  and  (except  as  provided  in  Section  4 of  Article  I  hereof)  any adjournment thereof, or to express consent to any such corporate action, or to receive payment of such dividend, or to receive allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                   ARTICLE VI

                                      Seal

                  The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board.


                                   ARTICLE VII

                            Miscellaneous Provisions

                  SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on such date in each year as shall be determined by resolution of the Board of Directors of the Corporation.

                  SECTION 2. Waivers of Notice. Whenever any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                  SECTION 3. Qualifying in Foreign Jurisdictions. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

                  SECTION 4. Indemnification. The Corporation shall, to the full extent permitted by the General Corporation Law of Delaware and the Certificate of Incorporation, in each case as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto. Without limiting the generality of the foregoing:

                  (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees),

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         judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
         (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking

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         by or on the  behalf of the  director,  officer,  employee  or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

                  (f) The indemnification provided by this Section shall not have been deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (g) The Corporation  shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                  (h)  For the  purposes  of this  Section,  references  to "the
         Corporation"  include  all  constituent   corporations  absorbed  in  a
         consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


                                  ARTICLE VIII

                                   Amendments

                  All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, either by the affirmative vote of a majority in interest of the holders of record of the outstanding voting stock of the Corporation or by the affirmative vote of the majority of the Board of Directors.



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